Exhibit 4.4

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of July 18, 2011 (this “Agreement”), is by and between SunCoke Energy, Inc., a Delaware corporation (“SunCoke”), and Sunoco, Inc., a Pennsylvania corporation (“Sunoco”).

WHEREAS, Sunoco and SunCoke have entered into a Separation and Distribution Agreement, dated as of the date hereof (the “Separation and Distribution Agreement”), and certain related agreements;

WHEREAS, Sunoco currently owns all of the issued and outstanding shares of common stock, par value $0.01 per share, of SunCoke (“SunCoke Common Stock”);

WHEREAS, pursuant to the Separation and Distribution Agreement, Sunoco is offering and selling to the public shares of SunCoke Common Stock owned by Sunoco (the “IPO”), by means of a Registration Statement on Form S-1 (File No. 333-173022) (the “IPO Registration Statement”) filed by SunCoke with the U.S. Securities and Exchange Commission (the “SEC”);

WHEREAS, Sunoco currently intends, after the IPO, to distribute to holders of shares of Sunoco Common Stock, through a spin-off, a split-off or a combination of both transactions, the outstanding shares of SunCoke Common Stock then owned directly or indirectly by Sunoco (the “Distribution”);

WHEREAS, the Distribution may involve one or more split-offs requiring registration under the Securities Act (as defined below);

WHEREAS, in the event that the Distribution does not occur or for other reasons, Sunoco may sell or offer to sell some or all of the outstanding shares of SunCoke Common Stock then owned directly or indirectly by Sunoco, in one or more transactions registered under the Securities Act; and

WHEREAS, SunCoke desires to grant to Sunoco the Registration Rights (as defined below) for the Registrable Securities, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I - DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, when used with respect to a specified Person, another Person that controls, is controlled by, or is under common control with the Person specified;

provided, however, that, for purposes of this Agreement, immediately after the Separation, SunCoke and its Subsidiaries shall not be considered to be “Affiliates” of Sunoco and its Subsidiaries (other than SunCoke and its Subsidiaries), and Sunoco and its Subsidiaries (other than SunCoke and its Subsidiaries) shall not be considered to be “Affiliates” of SunCoke or its Subsidiaries. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other interests, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Board” means the board of directors of SunCoke.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which banking institutions doing business in New York, New York are authorized or obligated by law or required by executive order to be closed.

“Company Public Sale” has the meaning set forth in Section 2.2(a).

“Convertible Registration” has the meaning set forth in Section 2.1(g).

“Convertible Securities” has the meaning set forth in Section 2.1(g).

“Debt Securities” means outstanding debt instruments or securities issued by Sunoco, including the 9.625% notes due 2015, the 9% debentures due 2024, the 8.75% notes due 2014, the 7.2% notes due 2012, the 6.75% notes due 2011, the 6.75% convertible subordinated debentures due 2012, the 6.125% notes due 2016, the 5.75% notes due 2017, and the 4.875% notes due 2014.

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Dispute” has the meaning set forth in Section 3.5(c).

“Distribution” has the meaning set forth in the recitals to this Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Exchange Registration” has the meaning set forth in Section 2.1(g).

“Holder” shall mean Sunoco or any of its Subsidiaries, so long as such Person holds any Registrable Securities, and any Person owning Registrable Securities who is a permitted transferee of rights under Section 3.4.

“Initiating Holder” has the meaning set forth in Section 2.1(a).

“IPO” has the meaning set forth in the recitals to this Agreement.

“IPO Registration Statement” has the meaning set forth in the recitals to this Agreement.

“Loss” or “Losses” has the meaning set forth in Section 2.7(a).

“Participating Banks” shall mean such investment banks that engage in any Private Debt Exchange with Sunoco.

“Person” means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Piggyback Registration” has the meaning set forth in Section 2.2(a).

“Private Debt Exchange” means a private exchange with one or more Participating Banks pursuant to which such Participating Banks shall exchange Debt Securities with Sunoco for some or all of the Registrable Securities in a transaction that is not required to be registered under the Securities Act.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Registrable Securities” means any Shares and any securities (including SunCoke Common Stock) issued or issuable directly or indirectly with respect to, in exchange for or in replacement of the Shares, whether by way of a dividend or distribution or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, exchange or other reorganization. The term “Registrable Securities” excludes, however, any security (i) the sale of which has been effectively registered under the Securities Act and which has been disposed of in accordance with a Registration Statement, (ii) that has been sold by a Holder in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof (including transactions pursuant to Rule 144) such that the further disposition of such securities by the transferee or assignee is not restricted under the Securities Act, or (iii) that have been sold by a Holder in a transaction in which such Holder’s rights under this Agreement are not, or cannot be, assigned.

“Registration” means a registration with the SEC of the offer and sale to the public of SunCoke Common Stock under a Registration Statement. The terms “Register” and “Registering” shall have a correlative meaning.

“Registration Expenses” shall mean all expenses incident to SunCoke’s performance of or compliance with this Agreement, including all (i) registration, qualification and filing fees; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications within the United States of any Registrable Securities being registered); (iii) printing expenses, messenger, telephone and delivery expenses; (iv) internal expenses of SunCoke (including all salaries and expenses of employees of SunCoke performing legal or accounting duties); (v) fees and disbursements of counsel for SunCoke and customary fees and expenses for independent certified public accountants retained by SunCoke (including the expenses of any comfort letters or costs associated with the delivery by SunCoke’s independent certified public accountants of comfort letters customarily requested by underwriters); and (vi) fees and expenses of listing any Registrable Securities on any securities exchange on which the shares of SunCoke Common Stock are then listed and Financial Industry Regulatory Authority registration and filing fees; but excluding any internal expenses of the Holder, any underwriting discounts or commissions attributable to the sale of any Registrable Securities, any stock transfer taxes, and any fees and expenses of counsel to the Holder.

“Registration Period” has the meaning set forth in Section 2.1(c).

“Registration Rights” shall mean the rights of the Holders to cause SunCoke to Register Registrable Securities pursuant to Section 2.

“Registration Statement” means any registration statement of SunCoke filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Registration Suspension” has the meaning set forth in Section 2.1(d).

“SEC” has the meaning set forth in the recitals to this Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Separation and Distribution Agreement” has the meaning set forth in the recitals to this Agreement.

“Shares” means all shares of SunCoke Common Stock that are beneficially owned by Sunoco or any permitted transferee from time to time, whether or not held immediately following the IPO.

“Shelf Registration Statement” means a Registration Statement of SunCoke for an offering to be made on a delayed or continuous basis of SunCoke Common Stock pursuant to Rule 415 under the Securities Act (or similar provisions then in effect).

“Subsidiary” or “subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities of such Person, (B) the total combined equity interests or (C) the capital or profit interests, in the case of a partnership, or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“SunCoke” has the meaning set forth in the preamble to this Agreement and shall include its successors, by merger, acquisition, reorganization or otherwise.

“SunCoke Common Stock” has the meaning set forth in the recitals to this Agreement.

“Sunoco” has the meaning set forth in the preamble to this Agreement and shall include its successors, by merger, acquisition, reorganization or otherwise.

“Underwritten Offering” means a Registration in which securities of SunCoke are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

1.2 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be performed or given timely if performed or given on the next succeeding Business Day. References to a Person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II - REGISTRATION RIGHTS

2.1 Registration.

(a) Request. Any Holder(s) of Registrable Securities (collectively, the “Initiating Holder”) shall have the right to request that SunCoke file a Registration Statement with the SEC on the appropriate registration form for all or part of the Registrable Securities held by such Holder, by delivering a written request thereof to SunCoke specifying the number of shares of Registrable Securities such Holder wishes to register (a “Demand Registration”). SunCoke shall (i) within five days of the receipt of a Demand Registration, give written notice of such Demand Registration to all Holders of Registrable Securities, and (ii) shall use its reasonable best efforts to cause the Registration Statement to become effective in respect of each Demand Registration in accordance with the intended method of distribution set forth in the written request delivered by the Holder as expeditiously as possible, and SunCoke shall use its reasonable best efforts to file such Registration Statement within 20 days of receipt of such request. SunCoke shall include in such Registration all Registrable Securities with respect to which SunCoke receives, within the 10 days immediately following the receipt by the Holder(s) of such notice from SunCoke, a request for inclusion in the registration from the Holder(s) thereof. Each such request from a Holder of Registrable Securities for inclusion in the Registration shall also specify the aggregate amount of Registrable Securities proposed to be registered.

(b) Limitations on Demand Registration Requests. The Holder(s) may collectively make a total of ten (10) Demand Registration requests pursuant to Section 2.1(a) (it being understood that the IPO Registration Statement shall not be treated as a Demand Registration or Demand Registration request). Notwithstanding the foregoing, if, at the time of the tenth Demand Registration, SunCoke is prohibited under then-existing SEC rules from registering all remaining Registrable Securities pursuant to a Shelf Registration, regardless of whether the Holder or Holders has requested that such tenth Demand Registration be a Shelf Registration or otherwise, then such Demand Registration shall not count toward the total number of Demand Registration requests made by the Holder(s), and the Holder(s) shall continue to be able to make additional Demand Registration requests until such time as SunCoke is permitted under then-existing SEC rules to register all of the remaining Registrable Securities pursuant to a Shelf Registration. In the event that any Person shall have received rights to Demand Registration pursuant to Section 3.4 or Section 2.5, and such Person shall have made a Demand Registration request, such request shall be treated as having been made by the Holder(s) for purposes of the first sentence of this Section 2.1(b); provided, however, that in no event shall Sunoco and its Subsidiaries, so long as they hold Registrable Securities, be entitled to less than four (4) Demand Registration requests hereunder; provided, further, that (i) if Sunoco engages in a Private Debt Exchange as contemplated by Section 2.5 with one or more Participating Banks, the requests for a Demand Registration made by Participating Banks in respect of such Private Debt Exchange pursuant to any registration rights agreement entered into by SunCoke pursuant to Section 2.5 shall collectively count as one (1) Demand Registration request hereunder (assuming that the Registrable Securities subject to such Private Debt Exchange are included in a single Prospectus); and (ii) notwithstanding anything to the contrary, Sunoco and its subsidiaries shall be permitted on a one-time basis to engage in up to three (3) related Private Debt Exchanges within any six (6)-month period following the date hereof and the Demand Registration requests made by the Participating Banks in such Private Debt Exchanges pursuant to its registration rights agreement with SunCoke shall collectively only count as one (1) Demand Registration request for purposes of the limitation on the number of Demand Registration requests set forth in the first sentence of this Section 2.1(b). Except in the case of a Convertible Registration or an Exchange Registration, the number of Registrable Securities requested to be registered pursuant to this Section 2.1 must represent more than 5% of the number of Registrable Securities immediately following the completion of the IPO.

(c) Effective Registration. SunCoke shall be deemed to have effected a Registration for purposes of this Section 2.1 if the Registration Statement is declared effective by the SEC or becomes effective upon filing with the SEC, and remains effective until the earlier of (i) the date when all Registrable Securities thereunder have been sold and (ii) 90 days from the effective date of the Registration Statement (or from the date the applicable Prospectus is filed with the SEC if SunCoke is satisfying a request for Demand Registration by filing a Prospectus under an effective Shelf Registration Statement) (the “Registration Period”). No Registration shall be deemed to have been effective if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied by reason of SunCoke. If, during the Registration Period, such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, the Registration Period shall be extended on a day-for-day basis for any period the Holder is unable to complete an offering as a result of such stop order, injunction or other order or requirement of the SEC or other governmental agency or court.

(d) Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Registration Statement would, as reasonably determined in good faith by the general counsel of SunCoke require the disclosure of material non-public information that SunCoke has a bona fide business purpose to keep confidential and the disclosure of which would have a material adverse effect on any active proposal by SunCoke or any of its subsidiaries to engage in any material acquisition, merger, consolidation, tender offer, other business combination, reorganization, securities offering or other material transaction, SunCoke may, upon giving prompt written notice of such action to the Holders, postpone the filing or effectiveness of such registration (a “Registration Suspension”) for a period not to exceed 30 days; provided, however, that SunCoke may exercise a Registration Suspension no more than two times in any 12-month period. Notwithstanding the foregoing, no such delay shall exceed such number of days that SunCoke determines in good faith to be reasonably necessary. SunCoke shall (i) immediately notify the Holders upon the termination of any Registration Suspension, (ii) amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission therein, and (iii) furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The effectiveness period for any Demand Registration for which SunCoke has exercised a Registration Suspension shall be increased by the period of time such Registration Suspension is in effect.

(e) Underwritten Offering. If the Initiating Holder so indicates at the time of its request pursuant to Section 2.1(a), such offering of Registrable Securities shall be in the form of an Underwritten Offering and SunCoke shall include such information in its written notice to the Holders required under Section 2.1(a). In the event that the Initiating Holder intends to distribute the Registrable Securities by means of an Underwritten Offering, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. Sunoco, in the event Sunoco is participating in the Underwritten Offering, or the Holders of a majority of the outstanding Registrable Securities being included in any Underwritten Offering, in the event Sunoco is not participating in the Underwritten Offering, shall select the underwriter(s), financial printer, solicitation and/or exchange agent (if any) and counsel for such Underwritten Offering.

(f) Priority of Securities Registered. If the managing underwriter or underwriters of a proposed Underwritten Offering of Registrable Securities included in a Registration pursuant to this Section 2.1, informs the Holders with Registrable Securities in such Registration of such class of Registrable Securities in writing that, in its or their opinion, the number of securities requested to be included in such Registration exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Holders of a majority of the Shares subject to such Registration shall have the right to (i) request the number of Registrable Securities to be included in such Registration be allocated pro rata among the Holders, including the Initiating Holder, to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by the managing underwriter or underwriters; provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining Holders in like manner or (ii) notify SunCoke in writing that the Registration Statement shall be abandoned or withdrawn, in which event SunCoke shall abandon or withdraw such Registration Statement. In the event the Holders notify SunCoke that such Registration Statement shall be abandoned or withdrawn, such Holders shall not be deemed to have requested a Demand Registration pursuant to Section 2.1(a) and SunCoke shall not be deemed to have effected a Demand Registration pursuant to Section 2.1(b).

(g) Shelf Registration; Convertible Registration; Exchange Registration. With respect to any Demand Registration, the requesting Holders may request SunCoke to effect a registration of the Shares (i) under a Shelf Registration; (ii) in connection with such Holders’ registration under the Securities Act of securities (the “Convertible Securities”) convertible into, exercisable for or otherwise related to the Shares (a “Convertible Registration”); or (iii) in connection with such Holders’ distribution of, or exchange of or offer to exchange the Shares for any debt or equity securities of such Holders, a subsidiary, Affiliate thereof, or, in the case of Sunoco, SunCoke and its Subsidiaries, or any other Person (an “Exchange Registration”).

(h) SEC Form. Except as set forth in the next sentence, SunCoke shall use its reasonable best efforts to cause Demand Registrations to be registered on Form S-3 (or any successor form), and if SunCoke is not then eligible under the Securities Act to use Form S-3, Demand Registrations shall be registered on Form S-1 (or any successor form). If a Demand Registration is a Convertible Registration or an Exchange Registration, SunCoke shall effect such registration on the appropriate Form under the Securities Act for such registrations. SunCoke shall use its reasonable best efforts to become eligible to use Form S-3 and, after becoming eligible to use Form S-3, shall use its reasonable best efforts to remain so eligible. All such Demand Registrations shall comply with applicable requirements of the Securities Act and, together with each prospectus included, filed or otherwise furnished by SunCoke in connection therewith, shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2.2 Piggyback Registrations.

(a) Participation. If SunCoke proposes to file a Registration Statement under the Securities Act with respect to any offering of its Common Stock for its own account and/or for the account of any other Persons (other than (i) a Registration under Section 2.1 hereof, (ii) a Registration pursuant to a Registration Statement on Form S-8 or Form S-4 or similar forms that relate to a transaction subject to Rule 145 under the Securities Act, (iii) any form that does not include substantially the same information, other than information relating to the selling holders or their plan of distribution, as would be required to be included in a Registration Statement covering the sale of Registrable Securities, (iv) in connection with any dividend reinvestment or similar plan, (v) for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction or (vi) a Registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered) (a “Company Public Sale”), then, as soon as practicable (but in no event less than 15 days prior to the proposed date of filing such Registration Statement), SunCoke shall give written notice of such proposed filing to each Holder, and such notice shall offer such Holders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 2.2(a) and Section 2.2(c), SunCoke shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within 15 Business Days after the receipt of any such notice; provided, however, that if, at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, SunCoke shall determine for any reason not to Register or to delay Registration of such securities, SunCoke may, at its election, give written notice of such determination to each such Holder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration, without prejudice, however, to the rights of any Holder to request that such Registration be effected as a Demand Registration under Section 2.1, and (ii) in the case of a determination to delay Registering, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other shares of Common Stock. No Registration effected under this Section 2.2 shall relieve SunCoke of its obligation to effect any Demand Registration under Section 2.1. If the offering pursuant to such Registration Statement is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.2(a) shall, and SunCoke shall use reasonable best efforts to coordinate arrangements with the underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.2(a) shall, and SunCoke shall use reasonable best efforts to coordinate arrangements so that each such Holder may, participate in such offering on such basis. For purposes of clarification, SunCoke’s filing of a Shelf Registration Statement shall not be deemed to be a Company Public Sale; provided, however, that any prospectus supplement filed pursuant to a Shelf Registration Statement with respect to an offering of SunCoke’s Common Stock for its own account and/or for the account of any other Persons will be a Company Public Sale unless such offering qualifies for an exemption from SunCoke Public Sale definition in this Section 2.2(a).

(b) Right to Withdraw. Each Holder shall have the right to withdraw such Holder’s request for inclusion of its Registrable Securities in any Underwritten Offering pursuant to this Section 2.2(b) at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to SunCoke of such Holder’s request to withdraw and, subject to the preceding clause, each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

(c) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of Registrable Securities included in a Piggyback Registration informs SunCoke and Holders in writing that, in its or their opinion, the number of securities of such class which such Holder and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, all securities of SunCoke and any other Persons (other than SunCoke’s executive officers and directors) for whom SunCoke is effecting the Registration, as the case may be, proposes to sell, (ii) second, the number of Registrable Securities of such class that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Holders that have requested to participate in such Registration based on the relative number of Registrable Securities of such class requested by such Holder to be included in such sale (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner), subject to any superior contractual rights of other holders, (iii) third, the number of securities of executive officers and directors for whom SunCoke is effecting the Registration, as the case may be, with such number to be allocated pro rata among the executive officers and directors, and (iv) fourth, any other securities eligible for inclusion in such Registration, allocated among the holders of such securities in such proportion as SunCoke and those holders may agree.

(d) Underwritten Offering. If any Piggyback Registration is an underwritten offering and any of the investment banker(s) or manager(s) selected to administer the offering was not one of the joint book-running managers of the IPO, such investment banker or manager shall not administer such offering if the Holders of a majority of the Shares included in such Piggyback Registration reasonably object thereto. The Holders of a majority of the Shares included in any Piggyback Registration shall have the right to select counsel for the Holders of the Shares included in such Piggyback Registration.

2.3 Registration Procedures.

(a) In connection with SunCoke’s Registration obligations under Section 2.1 and Section 2.2, SunCoke shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable (but in no event, in the case of the initial filing of the registration statement, later than 30 days after the date of a demand under Section 2.1 if the applicable registration form is Form S-3 or a successor form, and for any other form, 60 days from the date of such demand), and in connection therewith SunCoke shall:

(i) prepare and file the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing with the SEC a Registration Statement or Prospectus, or any amendments or supplements thereto, (A) furnish to the underwriters, if any, and to the Holders, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters and such Holders and their respective counsel, and (B) not file with the SEC any Registration Statement or Prospectus or amendments or supplements thereto to which Holders or the underwriters, if any, shall reasonably object;

(ii) except in the case of a Shelf Registration, Convertible Registration or Exchange Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the Shares registered thereon until the earlier of (A) such time as all of such Shares have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or (B) the expiration of nine months after such registration statement becomes effective, plus the number of days that any filing or effectiveness has been delayed under Section 2.1(d);

(iii) in the case of a Shelf Registration (but not including any Convertible Registration), prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Shares subject thereto for a period ending on the earlier of (A) 36 months after the effective date of such registration statement plus the number of days that any filing or effectiveness has been delayed under Section 2.1(d), and (B) the date on which all the Shares subject thereto have been sold pursuant to such registration statement;

(iv) in the case of a Convertible Registration or an Exchange Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the Shares subject thereto until such time as the rules, regulations and requirements of the Securities Act and the terms of the Convertible Securities no longer require such Shares to be registered under the Securities Act;

(v) notify the participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by SunCoke (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of SunCoke in any applicable underwriting agreement cease to be true and correct in all material respects, and (E) of the receipt by SunCoke of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(vi) subject to Section 2.1(d), promptly notify each selling Holder and the managing underwriter or underwriters, if any, when SunCoke becomes aware of the occurrence of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holder and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(vii) use its reasonable best efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;

(viii) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(ix) furnish to each selling Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(x) deliver to each selling Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder or underwriter may reasonably request (it being understood that SunCoke consents to the use of such Prospectus or any amendment or supplement thereto by each selling Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such selling Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;

(xi) on or prior to the date on which the applicable Registration Statement is declared effective or becomes effective, use its reasonable best efforts to register or qualify, and cooperate with each selling Holder, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of sales and dealings in such jurisdictions of the United States for so long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided that SunCoke will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xii) in connection with any sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with each selling Holder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive Securities Act legends; and to register such Registrable Securities in such denominations and such names as such selling Holder or the underwriter(s), if any, may request at least two Business Days prior to such sale of Registrable Securities; provided that SunCoke may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;

(xiii) cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority and each securities exchange, if any, on which any of SunCoke’s securities are then listed or quoted and on each inter-dealer quotation system on which any of SunCoke’s securities are then quoted, and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of each such exchange, and use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiv) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company; provided that SunCoke may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;

(xv) obtain for delivery to and addressed to each selling Holder and to the underwriter or underwriters, if any, opinions from the general counsel or deputy general counsel for SunCoke, in each case dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, and in each such case in customary form and content for the type of Underwritten Offering;

(xvi) in the case of an Underwritten Offering, obtain for delivery to and addressed to SunCoke and the managing underwriter or underwriters and, to the extent requested, each selling Holder, a cold comfort letter from SunCoke’s independent certified public accountants in customary form and content for the type of Underwritten Offering, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xvii) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable, but no later than 90 days after the end of the 12-month period beginning with the first day of SunCoke’s first quarter commencing after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder and covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement;

(xviii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xix) cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of SunCoke’s securities are then listed or quoted and on each inter-dealer quotation system on which any of SunCoke’s securities are then quoted;

(xx) provide (A) each Holder participating in the Registration, (B) the underwriters (which term, for purposes of this Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the Registrable Securities to be registered, (C) the sale or placement agent therefor, if any, (D) counsel for such underwriters or agent, and (E) any attorney, accountant or other agent or representative retained by such Holder or any such underwriter, as selected by such Holder, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto, and to require the insertion therein of material, furnished to SunCoke in writing, which in the reasonable judgment of such Holder(s) and their counsel should be included; and for a reasonable period prior to the filing of such registration statement, make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the parties referred to in (A) through (E) above, all pertinent financial and other records, pertinent corporate documents and properties of SunCoke that are available to SunCoke, and cause all of SunCoke’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available at reasonable times and for reasonable periods to discuss the business of SunCoke and to supply all information available to SunCoke reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility, subject to the foregoing; and

(xxi) to cause the senior executive officers of SunCoke to participate at reasonable times and for reasonable periods in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, except to the extent that such participation materially interferes with the management of SunCoke’s business; provided that the effectiveness period for any Demand Registration shall be increased on a day-for-day basis by the period of time that management cannot participate; and

(xxii) take all other customary steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

(b) As a condition precedent to any Registration hereunder, SunCoke may require each Holder as to which any Registration is being effected to furnish to SunCoke such information regarding the distribution of such securities and such other information relating to such Holder, its ownership of Registrable Securities and other matters as SunCoke may from time to time reasonably request in writing. Each such Holder agrees to furnish such information to SunCoke and to cooperate with SunCoke as reasonably necessary to enable SunCoke to comply with the provisions of this Agreement.

(c) Sunoco agrees, and any other Holder agrees by acquisition of such Registrable Securities, that, upon receipt of any written notice from SunCoke of the occurrence of any event of the kind described in Section 2.3(a)(vi), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.3(a)(vi), or until such Holder is advised in writing by SunCoke that the use of the Prospectus may be resumed, and if so directed by SunCoke, such Holder will deliver to SunCoke (at SunCoke’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event SunCoke shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.3(a)(vi) or is advised in writing by SunCoke that the use of the Prospectus may be resumed.

(d) In the event of a public sale of SunCoke’s equity securities in an Underwritten Offering, whether or not the Holders participate therein, the Holders hereby agree, and SunCoke agrees that is shall cause its executive officers and directors to agree, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to effect any sale or distribution (including any offer to sell, contract to sell, short sale or any option to purchase) of any securities (except, in each case, as part of the applicable Registration, if permitted hereunder) that are the same as or similar to those being Registered in connection with such Company Public Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning five days before, and ending 90 days (or such lesser period as may be permitted by SunCoke or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration, to the extent timely notified in writing by SunCoke or the managing underwriter or underwriters. The Holders also agree to execute an agreement evidencing the restrictions in this Section 2.2(d) in customary form, which form is satisfactory to SunCoke and the underwriters; provided that such restrictions may be included in the underwriting agreement. SunCoke may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

(e) Holdback Agreements.

(i) SunCoke shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any registration statement in connection with a Demand Registration (other than a Shelf Registration) or a Piggyback Registration, except pursuant to registrations on Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.

(ii) If the Holders of Shares notify SunCoke in writing that they intend to effect an underwritten sale of Shares registered pursuant to a Shelf Registration pursuant to Section 2.1 hereof, SunCoke shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the seven days prior to and during the 90-day period beginning on the date such notice is received, except pursuant to registrations on Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.

(iii) If SunCoke completes an underwritten registration with respect to any of its securities (whether offered for sale by SunCoke or any other Person) on a form and in a manner that would have permitted registration of the Shares, if no Holder requested the inclusion of any Shares in such registration, and if SunCoke gives each Holder at least 20 days prior written notice of the approximate date on which such offering is expected to be commenced, the Holders shall not effect any public sales or distributions of equity securities of SunCoke, or any securities convertible into or exchangeable or exercisable for such securities, until the termination of the holdback period required from SunCoke by any underwriters in connection with such previous registration, provided that the holdback period applicable to the Holders shall (i) in no event be longer than a period of 7 days before and 90 days after the effective date of such registration or apply to the Holders more than once in any 18 month period, (ii) not apply to any Distribution under the Separation and Distribution Agreement, (iii) not apply to any securities of SunCoke acquired on the open market, (iv) not apply to any Holder owning less than 10% of SunCoke’s outstanding voting securities, and (v) not apply unless all directors and officers of SunCoke and holders of 10% or more of SunCoke’s outstanding voting securities are bound by the same holdback restrictions as are intended to apply to the Holders.

2.4 Underwritten Offerings. If requested by the managing underwriters for any Underwritten Offering requested by Holders pursuant to a Registration under Section 2.1, SunCoke shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to SunCoke and the underwriters. Such agreement shall contain such representations and warranties by SunCoke and such other terms as are generally prevailing in agreements of that type. SunCoke may require that the Shares requested to be registered pursuant to Section 2.2 be included in such underwriting on the same terms and conditions as shall be applicable to the other securities being sold through underwriters under such registration; provided, however, that no Selling Holder shall be required to make any representations or warranties to SunCoke or the underwriters (other than representations and warranties regarding such Holder and such Holder’s intended method of distribution) or to undertake any indemnification obligations to SunCoke or the underwriters with respect thereto, except as otherwise provided in Section 2.7 hereof. The Selling Holders shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, SunCoke to and for the benefit of such underwriters shall also be made to and for the benefit of such Selling Holders.

2.5 Registration Rights Agreement with Participating Banks. If Sunoco decides to engage in a Private Debt Exchange with one or more Participating Banks, SunCoke agrees that it will enter into a registration rights agreement with the Participating Banks at the time of such Private Debt Exchange on terms and conditions consistent with this Agreement and reasonably satisfactory to SunCoke.

2.6 Registration Expenses Paid By Company. In the case of any registration of Registrable Securities required pursuant to this Agreement (including any registration that is delayed or withdrawn), SunCoke shall pay all Registration Expenses regardless of whether the Registration Statement becomes effective.

2.7 Indemnification.

(a) Indemnification by Company. SunCoke agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, such Holder’s Affiliates and their respective officers, directors, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any such statement made in any free writing prospectus (as defined in Rule 405 under the Securities Act) that SunCoke has filed or is required to file pursuant to Rule

433(d) of the Securities Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that SunCoke shall not be liable to any particular indemnified party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement (i) in reliance upon and in conformity with written information furnished to SunCoke by such indemnified party expressly for use in the preparation thereof or (ii) which has been corrected in a subsequent filing with the SEC but such indemnified party nonetheless failed to provide such corrected filing to the Person asserting such Loss, in breach of the indemnified party’s obligations under applicable law. This indemnity shall be in addition to any liability SunCoke may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.

(b) Indemnification by the Selling Holder. Each selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, SunCoke, its directors, officers, employees, advisors, and agents and each Person who controls SunCoke (within the meaning of the Securities Act and the Exchange Act) from and against any Losses arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any such statement made in any free writing prospectus that SunCoke has filed or is required to file pursuant to Rule 433(d) of the Securities Act, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading to the extent, but, in each case (i) or (ii), only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such selling Holder to SunCoke specifically for inclusion in such Registration Statement, Prospectus, preliminary Prospectus or free writing prospectus and has not been corrected in a subsequent filing with the SEC provided to the Person asserting such Loss prior to or concurrently with the sale of the Registrable Securities to such Person. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of the Registrable Securities giving rise to such indemnification obligation. This indemnity shall be in addition to any liability the selling Holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of SunCoke or any indemnified party.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder to the extent that it is materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld, conditioned or delayed. If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party, which consent may not be unreasonably withheld, conditioned or delayed. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnified party or parties, (y) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in Section 2.7(a) or Section 2.7(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 2.7(a) or Section 2.7(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.7(d) to the contrary, no indemnifying party (other than SunCoke) shall be required pursuant to this Section 2.7(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate

(before deducting expenses, if any) exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.7(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party hereunder shall be deemed to include, for purposes of this Section 2.7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. If indemnification is available under this Section 2.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.7(a) and Section 2.7(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

2.8 Reporting Requirements; Rule 144. SunCoke shall use its reasonable best efforts to be and remain in compliance with the periodic filing requirements imposed under the SEC’s rules and regulations, including the Exchange Act, and any other applicable laws or rules, and thereafter shall timely file such information, documents and reports as the SEC may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. If SunCoke is not required to file such reports during such period, it will, upon the request of any Holder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act, and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. From and after the date hereof through the first anniversary of the Distribution, SunCoke shall forthwith upon request furnish any Holder (i) a written statement by SunCoke as to whether it has complied with such requirements and, if not, the specifics thereof, (ii) a copy of the most recent annual or quarterly report of SunCoke, and (iii) such other reports and documents filed by SunCoke with the SEC as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act.

2.9 Other Registration Rights. SunCoke shall not grant to any Persons the right to request SunCoke to register any equity securities of SunCoke, or any securities convertible or exchangeable into or exercisable for such securities, whether pursuant to “demand,” “piggyback,” or other rights, unless such rights are subject and subordinate to the rights of the Holders under this Agreement.

ARTICLE III - MISCELLANEOUS

3.1 Term. Except as set forth in Section 3.4, this Agreement shall terminate upon the Registration or other sale, transfer or disposition of all the Registrable Securities from Sunoco or any of its Subsidiaries to a Person other than Sunoco or any of its Subsidiaries, except for the provisions of Section 2.6 and Section 2.7 and all of this Article III, which shall survive any such termination.

3.2 Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

3.3 Notices. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

(a)	if to SunCoke:

SunCoke Energy, Inc.

1011 Warrenville Road

6th Floor

Lisle, IL 60532

Attn: General Counsel

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:	David A. Katz
David K. Lam

(b)	if to the Holders:

Sunoco, Inc.

1735 Market Street, Suite LL

Philadelphia, PA 19103

Attention: General Counsel

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:	David A. Katz
David K. Lam

Facsimile:   (212) 403-2000

Each Holder, by written notice given to SunCoke in accordance with this Section 3.3 may change the address to which notices, other communications or documents are to be sent to such Holder. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged in writing by addressee, if by facsimile transmission; (iii) five Business Days after being deposited in the mail, postage prepaid, if mailed by first class mail; and (iv) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

3.4 Successors, Assigns and Transferees. This Agreement and all provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. SunCoke may assign this Agreement at any time in connection with a sale or acquisition of SunCoke, whether by merger, consolidation, sale of all or substantially all of SunCoke’s assets, or similar transaction, without the consent of the Holders; provided that the successor or acquiring Person agrees in writing to assume all of SunCoke’s rights and obligations under this Agreement. A Holder may assign its rights and obligations under this Agreement to any transferee that acquires at least 5% of the number of Registrable Securities immediately following the completion of the IPO and executes an agreement to be bound hereby in the form attached hereto as Exhibit A, an executed counterpart of which shall be furnished to SunCoke. Notwithstanding the foregoing, if such transfer is subject to covenants, agreements or other undertakings restricting transferability thereof, the Registration Rights shall not be transferred in connection with such transfer unless such transferee complies with all such covenants, agreements and other undertaking.

3.5 GOVERNING LAW; NO JURY TRIAL.

(a) This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of New York irrespective of the choice of laws principles of the State of New York other than Section 5-1401 of the General Obligations Laws of the State of New York, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

(b) THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO (I) SPECIAL DAMAGES, AS DEFINED HEREIN (PROVIDED, THAT LIABILITY FOR ANY SUCH SPECIAL DAMAGES, AS DEFINED HEREIN, WITH RESPECT TO ANY THIRD PARTY CLAIM, WHICH SHALL BE CONSIDERED DIRECT DAMAGES AND (II) TRIAL BY JURY.

(c) Any dispute, controversy or claim arising out of or relating to this Agreement, or the validity, interpretation, breach or termination thereof (a “Dispute”), shall be resolved in accordance with the procedures set forth in Article VIII of the Separation and Distribution Agreement, which shall be the sole and exclusive procedures for the resolution of any such Dispute unless otherwise specified in Article VIII of the Separation and Distribution Agreement.

3.6 Specific Performance. Subject to the provisions of Section 3.5, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the parties to this Agreement.

3.7 Headings. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

3.8 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein. If any provision of this Agreement is held invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith in an attempt to agree to another provision (instead of the provision held to be invalid, illegal or unenforceable) that is valid, legal and enforceable and carries out the parties’ intentions to the greatest lawful extent under this Agreement.

3.9 Amendment; Waiver.

(a) This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by SunCoke, and the Holders of a majority of the Registrable Securities.

(b) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.10 Further Assurances. Each of the parties hereto shall execute and deliver all additional documents, agreements and instruments and shall do any and all acts and things reasonably requested by the other party hereto in connection with the performance of its obligations undertaken in this Agreement.

3.11 Counterparts. This Agreement may be executed in one (1) or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of any such Agreement.

[The remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

SUNOCO, INC.

By:	/s/ Brian P. MacDonald
	Name:	Brian P. MacDonald
	Title:	Senior Vice President and Chief Financial Officer

SUNCOKE ENERGY, INC.

By:	/s/ Denise R. Cade
	Name:	Denise R. Cade
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT A

THIS INSTRUMENT forms part of the Registration Rights Agreement (the “Agreement”), dated as of [—], 2011, by and among SunCoke Energy, Inc., a Delaware corporation (“SunCoke”), and Sunoco, Inc., a Pennsylvania corporation (“Sunoco”). The undersigned hereby acknowledges having received a copy of the Agreement and having read the Agreement in its entirety, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agrees that the terms and conditions of the Agreement binding upon and inuring to the benefit of Sunoco shall be binding upon and inure to the benefit of the undersigned and its successors and permitted assigns as if it were an original party to the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this instrument on this     day of                 .

(Signature of Transferee)

Print Name